UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-444-3000

Item 1.01 Entry into a Material Definitive Agreement

     On September 29, 2004, Akamai Technologies, Inc. (“Akamai”) and Microsoft Corporation (“Microsoft”) executed an amendment (the “Amendment”) to the Akamai Services Customer Agreement, dated as of September 1, 2003, between Akamai and Microsoft (the “Microsoft Agreement”). The Microsoft Agreement was previously filed as Exhibit 10.28 to Akamai’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2003. In addition to being an Akamai customer, Microsoft was an early investor in Akamai.

     The material terms and conditions of the Amendment relate to changes to the pricing applicable to Microsoft’s usage of Akamai services and its minimum monthly and quarterly usage commitment for such services. Akamai will be seeking confidential treatment from the Commission of the pricing and commitment provisions of the Amendment in connection with Akamai’s filing of the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the period ended September 30, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKAMAI TECHNOLOGIES, INC.
Date: October 4, 2004	By: /s/ Robert Cobuzzi Robert Cobuzzi, Chief Financial Officer